                                                                     EXHIBIT 4.5


THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO ADVANCED AERODYNAMICS & STRUCTURES, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

                         Right to Purchase 130,000 Shares of Common Stock of Advanced Aerodynamics & Structures, Inc. (subject to adjustment as provided herein)

                         COMMON STOCK PURCHASE WARRANT

No. 1                                         March 6, 2000

     ADVANCED AERODYNAMICS & STRUCTURES, INC., a corporation organized under the laws of Delaware (the "Company"), hereby certifies that, for value received, AUSTINVEST ANSTALT BALZERS, or assigns, is entitled, subject to the terms set forth below, to purchase from the Company after March 6, 2000 at any time or from time to time before 5:00 p.m., New York time, on March 6, 2003 (the "Expiration Date"), up to 130,000 fully paid and nonassessable shares of Common Stock (as hereinafter defined), $.0001 par value per share, of the Company. The first 25% of the shares of Common Stock purchasable hereunder shall have a per share purchase price of $3.87 per share of Common Stock. The second 25% of the shares of Common Stock purchasable hereunder shall have a per share purchase price of $4.24 per share of Common Stock. The third 25% of the shares of Common Stock purchasable hereunder shall have a per share purchase price of $4.79 per share of Common Stock. The final 25% of the shares of Common Stock purchasable hereunder shall have a per share purchase price of $5.16 per share of Common Stock. The aforedescribed purchase prices per share as adjusted from time to time as herein provided is referred to herein as the "Purchase Price". The number and character of such shares of Common Stock and the Purchase Price are subject to adjustment as provided herein.

     As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

     (a) The term Company shall include Advanced Aerodynamics & Structures, Inc. and any corporation which shall succeed or assume the obligations of Advanced Aerodynamics & Structures, Inc. hereunder.

     (b) The term "Common Stock" includes (a) the Company's Class A Common Stock, $.0001 par value per share, as authorized on the date of the Agreement,
(b) any other capital stock of any class or classes (however designated) of the Company, authorized on or after such date in lieu of Class A Common Stock, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and the holders of which shall ordinarily, in the absence of contingencies, be entitled to vote for the election of a majority of directors of the Company (even if the right so to vote has been suspended by the happening of such a contingency) and (c) any other securities into which or for which any of the securities described in (a) or (b) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

     (c) The term "Other Securities" refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 4 or otherwise.

     1.   Exercise of Warrant.
          -------------------

          1.1.  Number of Shares Issuable upon Exercise.  From and after the
                ---------------------------------------
date hereof through and including the Expiration Date, the holder hereof shall be entitled to receive, upon exercise of this Warrant in whole in accordance with the terms of subsection 1.2 or upon exercise of this Warrant in part in accordance with subsection 1.3, shares of Common Stock of the Company, subject to adjustment pursuant to Section 4.

          1.2.  Full Exercise.  This Warrant may be exercised in full by the
                -------------
holder hereof by surrender of this Warrant, with the form of subscription attached as Exhibit A hereto (the Subscription Form") duly executed by such holder, to the Company at its principal office or at the office of its Warrant agent (as provided in Section 12), accompanied by payment, in cash or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of shares of Common Stock for which this Warrant is then exercisable by the Purchase Price (as hereinafter defined) then in effect.

          1.3.  Partial Exercise.  This Warrant may be exercised in part (but
                ----------------
not for a fractional share) by surrender of this Warrant in the manner and at the place provided in subsection 1.2 except that the amount payable by the holder on such partial exercise shall be the amount obtained by multiplying (a) the number of shares of Common Stock designated by the holder in the Subscription Form by (b) the Purchase Price then in effect. On any such partial exercise, the Company, at its expense, will forthwith issue and deliver to or upon the order of the holder hereof a new Warrant of like tenor, in the name of the holder hereof or as such holder (upon payment by such holder of any applicable transfer taxes), may request, the number of shares of Common Stock for which such Warrant may still be exercised.

          1.4. Fair Market Value. Fair Market Value of a share of Common Stock
               -----------------
as of a particular date (the "Determination Date") shall mean the Fair Market Value of a share of the Company's Common Stock. Fair Market Value of a share of Common Stock as of a Determination Date shall mean:

               (a) If the Company's Common Stock is traded on an exchange or is quoted on the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") National Market System or the NASDAQ SmallCap Market, then the closing or last sale price, respectively, reported for the last business day immediately preceding the Determination Date.

               (b) If the Company's Common Stock is not traded on an exchange or on the NASDAQ National Market System or the NASDAQ SmallCap Market but is traded in the over-the-counter market, then the mean of the closing bid and asked prices reported for the last business day immediately preceding the Determination Date.

               (c) Except as provided in clause (d) below, if the Company's Common Stock is not publicly traded, then as the Holder and the Company agree or in the absence of agreement by arbitration in accordance with the rules then standing of the American Arbitration Association, before a single arbitrator to be chosen from a panel of persons qualified by education and training to pass on the matter to be decided.

               (d) If the Determination Date is the date of a liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up pursuant to the Company's charter, then all amounts to be payable per share to holders of the Common Stock pursuant to the charter in the event of such liquidation, dissolution or winding up, plus all other amounts to be payable per share in respect of the Common Stock in liquidation under the charter, assuming for the purposes of this clause (d) that all of the shares of Common Stock then issuable upon exercise of all of the Warrants are outstanding at the Determination Date.

          1.5. Company Acknowledgment. The Company will, at the time of the
               ----------------------
exercise of the Warrant, upon the request of the holder hereof acknowledge in writing its continuing obligation to afford to such holder any rights to which such holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such holder any such rights.

          1.6. Trustee for Warrant Holders. In the event that a bank or trust
               ---------------------------
company shall have been appointed as trustee for the holders of the Warrants pursuant to Subsection 3.2, such bank or trust company shall have all the powers and duties of a warrant agent appointed pursuant to Section 12 and shall accept, in its own name for the account of the Company or such successor person as may be entitled thereto, all amounts otherwise payable to the Company or such successor, as the case may be, on exercise of this Warrant pursuant to this Section 1.

          1.7. Exercise by Telecopier.  The exercise date of this Warrant will
               ----------------------
be deemed to be the date the form of subscription attached as Exhibit A is delivered by telecopier to the Company at its principal office or at the office of its Warrant Agent (as provided in Section 12) provided that the original form of subscription and payment are delivered within five business days of telecopier delivery of the form of subscription.

     2.1. Delivery of Stock Certificates, etc. on Exercise. The Company agrees
          ------------------------------------------------
that the shares of Common Stock purchased upon exercise of this Warrant shall be deemed to be issued to the holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within three business days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the holder hereof, or as such holder (upon payment by such holder of any applicable transfer taxes) may direct in compliance with applicable Securities Laws, a certificate or certificates for the number of duly and validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) to which such holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash equal to such fraction multiplied by the then Fair Market Value of one full share, together with any other stock or other securities and property (including cash, where applicable) to which such holder is entitled upon such exercise pursuant to Section 1 or otherwise.

     2.2. Cashless Exercise.
          ------------------

          (a) Payment may be made either in (a) cash or by certified or official bank check or checks payable to the order of the Company equal to the applicable aggregate Purchase Price, (ii) by delivery of Warrants, Common Stock and/or Common Stock receivable upon exercise of the Warrants in accordance with Section
(b) below, or (iii) by a combination of any of the foregoing methods) for the number of Common Shares specified in such form (as such exercise number shall be adjusted to reflect any adjustment in the total number of shares of Common Stock issuable to the holder per the terms of this Warrant) and the holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully-paid and non-assessable shares of Common Stock (or Other Securities) determined as provided herein.

          (b) Notwithstanding any provisions herein to the contrary, if the Fair Market Value of one share of Common Stock is greater than the Purchase Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash the holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being cancelled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Subscription Form in which event the Company shall issue to the holder a number of shares of Common Stock computed using the following formula:

               X=Y (A-B)
                    ---
                     A
               -------

        Where  X=  the number of shares of Common Stock to be issued to the holder

               Y= the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation)

               A= the Fair Market Value of one share of the Company's Common Stock (at the date of such calculation)

               B=  Purchase Price (as adjusted to the date of such calculation)

     3. Adjustment for Reorganization, Consolidation, Merger, etc.
        ---------------------------------------------------------

        3.1.  Reorganization, Consolidation, Merger, etc. In case at any time
              ------------------------------------------
or from time to time, the Company shall (a) effect a reorganization, (b) consolidate with or merge into any other person, or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, as a condition to the consummation of such a transaction, proper and adequate provision shall be made by the Company whereby the holder of this Warrant, on the exercise hereof as provided in Section 1 at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Common Stock (or Other Securities) issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in Section 4.

        3.2.  Dissolution. In the event of any dissolution of the Company
              -----------
following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall at its expense deliver or cause to be delivered the stock and other securities and property (including cash, where applicable) receivable by the holders of the Warrants after the effective date of such dissolution pursuant to this Section 3 to a bank or trust company having its principal office in New York, NY, as trustee for the holder or holders of the Warrants.

        3.3.  Continuation of Terms. Upon any reorganization, consolidation,
              ---------------------
merger or transfer (and any dissolution following any transfer) referred to in this Section 3.3, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 4. In the event this Warrant does not continue in full force and effect after the consummation of the transaction described in this Section 3.3, then only in such event will the Company's securities and property (including cash, where applicable) receivable by the holders of the Warrants be delivered to the Trustee as contemplated by Section 3.2.

     4.  Extraordinary Events Regarding Common Stock. In the event that the
         -------------------------------------------
Company shall (a) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (b) subdivide its outstanding shares of Common Stock, or (c) combine its outstanding shares of the Common Stock into a smaller number of shares of the Common Stock, then, in each such event, the Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Purchase Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Purchase Price then in effect. The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 4. The number of shares of Common Stock that the holder of this Warrant shall thereafter, on the exercise hereof as provided in Section 1, be entitled to receive shall be increased to a number determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of this Section 4) be issuable on such exercise by a fraction of which (a) the numerator is the Purchase Price that would otherwise (but for the provisions of this Section 4) be in effect, and (b) the denominator is the Purchase Price in effect on the date of such exercise.

     5.  Certificate as to Adjustments. In each case of any adjustment or
         -----------------------------
readjustment in the shares of Common Stock (or Other Securities) issuable on the exercise of the Warrants, the Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding, and (c) the Purchase Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the holder of the Warrant and any Warrant agent of the Company (appointed pursuant to Section 10 hereof).

     6.  Reservation of Stock, etc. Issuable on Exercise of Warrant; Financial
         ---------------------------------------------------------------------
Statements. The Company will at all times reserve and keep available, solely for
----------
issuance and delivery on the exercise of the Warrants, all shares of Common Stock (or Other Securities) from time to time issuable on the exercise of the Warrant. This Warrant entitles the holder hereof to receive copies of all financial and other information distributed or required to be distributed to the holders of the Company's Common Stock.

     7.  Assignment; Exchange of Warrant. Subject to compliance with applicable
         -------------------------------
Securities laws, this Warrant, and the rights evidenced hereby, may be transferred by any registered holder hereof (a "Transferor") with respect to any or all of the Shares. On the surrender for exchange of this Warrant, with the Transferor's endorsement in the form of Exhibit B attached hereto (the Transferor Endorsement Form") and together with evidence reasonably satisfactory to the Company demonstrating compliance with applicable Securities Laws, the Company at its expense but with payment by the Transferor of any applicable transfer taxes) will issue and deliver to or on the order of the Transferor thereof a new Warrant or Warrants of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form (each a "Transferee"), calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant so surrendered by the Transferor.

     8.  Replacement of Warrant. On receipt of evidence reasonably satisfactory
         ----------------------
to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

     9.  Registration Rights/ Shareholder Approval.  The holder of this Warrant
         -----------------------------------------
has been granted certain registration rights by the Company. These registration rights are set forth in a Subscription Agreement entered into by the Company and Subscribers of the Company's Series A 5% Preferred Stock at or prior to the issue date of this Warrant. The terms of the Subscription Agreement are incorporated herein by this reference. The holder of this Warrant may not exercise his rights hereunder to purchase some or all of the Common Stock issuable upon exercise of this Warrant until the Company obtains the Approval, as defined in the Subscription Agreement. Upon (i) after the occurrence and during the pendency of a Non-Registration Event as described in the Subscription Agreement, from and after the Effective Date (as defined in the Subscription Agreement); or (ii) after the occurrence and during the pendency of an Approval Default, then, within five days after written demand to the Company from the Holder, the Company will pay to the Holder of this Warrant, in lieu of delivering Common Stock, a sum equal to the closing ask price of the Company's Common Stock on the NASDAQ National Market or such other principal trading market for the Company's Common Stock on the trading date immediately preceding the date notice is given by the Holder, less the Purchase Price of this Warrant, for each share of Common Stock designated in such notice from the Holder.

     10. Call Option.  The Company shall have the option to "call" the Warrants
         -----------
(the "Warrant Call"), in accordance with and governed by the following:

          (a) The Company shall exercise the Warrant Call by giving to each Warrant Holder a written notice of call (the "Call Notice") during the period in which the Warrant Call may be exercised.

          (b) The Company's right to exercise the Warrant Call shall commence with the Actual Effective Date, as defined in Section 11.2(a) of the Subscription Agreement and thereafter, shall be coterminous with the exercise period of the Warrants for a maximum of 50% of the Common Stock issuable upon the exercise of this Warrant (the "Warrant Shares"), provided, that the registration statement is effective at the date the Call Notice is given and through the period ending 14 business days thereafter. In no event may the Company exercise the Warrant Call at any time unless the Warrant Shares to be delivered upon exercise of the Warrant, will be upon delivery, immediately resalable, without restrictive legend and upon such resale freely transferable on the transfer books of the Company.

          (c) Unless otherwise agreed to by the Warrant Holder, the Call Notices must be given to all Warrant Holders who receive Warrants similar to this Warrant on or about the same issue date as this Warrant in proportion to the amounts of Common Stock which can be purchased by the respective Warrant Holders in accordance with the respective Warrant held by each.

          (d) The Company may give a Call Notice in connection with up to 25% of the Common Stock issuable upon exercise of this Warrant provided the closing bid price of the Common Stock as reported by the NASDAQ National Market for each of the thirty days prior to the giving of the Call Notice ("Lookback Period") is 200% of the Purchase Price and the average daily trading volume of the Common Stock during the Lookback Period is not less than 150,000 Common Shares. A Call Notice may be given for an additional 25% of the Common Stock issuable upon exercise of this Warrant provided the average daily trading volume during the Lookback Period is at least 250,000 Common Shares.

          (e) The respective Warrant Holders shall exercise their Warrant rights and purchase the appropriate Warrant Shares and pay for same within 14 business days of the date of the Call Notice. If the Warrant Holder fails to timely pay the funds required by the Warrant Call, the Company may elect to cancel a corresponding amount of this Warrant.

          (f) The Company may not exercise the right to Call this Warrant or any part of it after the occurrence of a Non-Registration Event or Approval Default, as defined in the Subscription Agreement, unless same were subject to cure and cured during the stated cure period.

     11.  Maximum Exercise.  The Holder shall not be entitled to exercise, on an
          ----------------
exercise date, this Warrant in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates on an exercise date, and (ii) the number of shares of Common Stock issuable upon the exercise of this Warrant with respect to which the determination of this proviso is being made on an exercise date, which would result in beneficial ownership by the Holder and its affiliates of more than 9.99% of the outstanding shares of Common Stock of the Company on such exercise date. For the purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Subject to the foregoing, the Holder shall not be limited to aggregate exercises which would result in the issuance of more than 9.99%. The restriction described in this paragraph may be revoked upon 75 days prior notice from the Holder to the Company. The Holder may allocate which of the equity of the Company deemed beneficially owned by the Holder shall be included in the 9.9% amount described above and which shall be allocated to the excess above 9.99%.

     12.  Warrant Agent.  The Company may, by written notice to the each holder
          -------------
of the Warrant, appoint an agent for the purpose of issuing Common Stock (or Other Securities) on the exercise of this Warrant pursuant to Section 1, exchanging this Warrant pursuant to Section 7, and replacing this Warrant pursuant to Section 8, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

     13.  Transfer on the Company's Books.  Until this Warrant is transferred on
          -------------------------------
the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

     14.  Notices, etc.  All notices and other communications from the Company
          ------------
to the holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by such holder or, until any such holder furnishes to the Company an address, then to, and at the address of, the last holder of this Warrant who has so furnished an address to the Company.

     15.  Miscellaneous. This Warrant and any term hereof may be changed,
          -------------
waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the laws of New York. Any dispute relating to this Warrant shall be adjudicated in New York State. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

                     [THIS SPACE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Company has executed this Warrant under seal as of the date first written above.

                                        ADVANCED AERODYNAMICS & STRUCTURES, INC.



                                        By:_____________________________________

Witness:


______________________________

                                                                       Exhibit A


                              FORM OF SUBSCRIPTION
                  (To be signed only on exercise of Warrant)

TO:  Advanced Aerodynamics & Structures, Inc.

The undersigned, pursuant to the provisions set forth in the attached Warrant (No.____), hereby irrevocably elects to purchase (check applicable box):

___  ________ shares of the Common Stock covered by such Warrant; or

___ the maximum number of shares of Common Stock covered by such Warrant pursuant to the cashless exercise procedure set forth in Section 2.

The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant, which is $___________. Such payment takes the form of (check applicable box or boxes):

___  $__________ in lawful money of the United States; and/or

___ the cancellation of such portion of the attached Warrant as is exercisable for a total of _______ shares of Common Stock (using a Fair Market Value of $_______ per share for purposes of this calculation); and/or

___ the cancellation of such number of shares of Common Stock as is necessary, in accordance with the formula set forth in Section 2, to exercise this Warrant with respect to the maximum number of shares of Common Stock purchaseable pursuant to the cashless exercise procedure set forth in Section 2.

The undersigned requests that the certificates for such shares be issued in the name of, and delivered to ___________________ whose address is _________________
____________________________________________________.

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the "Securities Act") or pursuant to an exemption from registration under the Securities Act.

Dated:___________________           _____________________________________
                                    (Signature must conform to name of holder as specified on the face of the Warrant)

                                    _____________________________________
                                         (Address)

                                                                       Exhibit B


                        FORM OF TRANSFEROR ENDORSEMENT
                  (To be signed only on transfer of Warrant)


          For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading "Transferees" the right represented by the within Warrant to purchase the percentage and number of shares of Common Stock of Advanced Aerodynamics & Structures, Inc. to which the within Warrant relates specified under the headings "Percentage Transferred" and "Number Transferred," respectively, opposite the name(s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of Advanced Aerodynamics & Structures, Inc. with full power of substitution in the premises.

                              Percentage          Number
          Transferees         Transferred         Transferred
          -----------         -----------         -----------
-------------------------------------------------------------------------

-------------------------------------------------------------------------

-------------------------------------------------------------------------

=========================================================================



Dated: _______________              _________________________________
                                    (Signature must conform to name of holder as specified on the face of the warrant)


Signed in the presence of:


_____________________________       ________________________________
     (Name)                              (address)


                                    ______________________________
ACCEPTED AND AGREED:                     (address)
[TRANSFEREE]


_____________________________
     (Name)